Stockpoint License Agreement

THIS LICENSE AGREEMENT ("Agreement") is entered into this 1st day of February, 2000 ("Effective Date") by and between Stockpoint, Inc., a Delaware corporation, having its principal place of business at 2600 Crosspark Rd., Coralville, Iowa 52241 ("Stockpoint") and, Vertica Software, Inc., having its principal place of business at 5801 Christie Avenue, Suite 390, Emeryville, CA 94608 ("Licensee").

WHEREAS,   Stockpoint  is  in  the  business  of  providing   services  for  the
customization of, aggregating content for, and hosting of web sites for use over Internet-based communications networks.

WHEREAS, Licensee desires to obtain from a license to use certain services and information Stockpoint provides.

THEREFORE, in consideration of the mutual covenants herein exchanged, the Licensee and Stockpoint agree:


         1. Services. During the term of this Agreement Stockpoint shall provide those services and make available the data more particularly described in Exhibit A "Content."

         2.  License.

                  2.1 Subject to the terms and conditions of this Agreement, Stockpoint grants, and Licensee accepts, a non-exclusive, non-transferable, limited license, without right of sublicense, to access and display Internet web pages created and hosted by Stockpoint, including the Content that may be displayed through the applications available thereon, through the Licensee's web site accessed through the Uniform Resource Locator www.vertica.com. Pursuant to the foregoing license, Licensee may include transparent links from the Licensee's web site to the web pages hosted by Stockpoint in order to make the same available to end users.

                  2.2 Licensee shall not modify the hosted web pages in any manner. No Content shall be duplicated, re-transmitted, resold or redistributed by Licensee separate from the hosted web pages. No Content may be decompiled, rearranged or otherwise used by Licensee hereunder, and no products may be created by the Licensee using the Content, or any portion thereof, without the prior written permission of Stockpoint.


                                      - 1 -
License Agreement
Vertica Software, Inc. / Stockpoint Inc.

         3. Proprietary Rights.

                  3.1 Content. Licensee acknowledges that the Content is compiled from the records of Stockpoint and its third party providers. All rights to the Content remain exclusively the property of Stockpoint and its third party providers. In the event of any breach of this agreement Stockpoint or its third party providers shall be entitled to injunctive relief for the protection and preservation of those rights.

                  3.2 Marks. Stockpoint is the registered service mark of Stockpoint, Inc. Each party acknowledges that neither party by reason of this Agreement obtains any rights in the Marks of the other. Neither shall take any action that might adversely affect the validity or enforceability of the Mark(s) of the other.


         4.  Fees.

                  4.1 Payment. As consideration for the license granted and all other services provided under this Agreement the Licensee agrees to pay Stockpoint the fees and other charges set forth in Exhibit B "Fees".

                  4.2 Delayed Payment. All fees are due within 30 days of the date invoiced. All fees not paid when due shall be subject to a service charge of 1 1/2% per month until paid in full.


         5.  Term and Termination.

                  5.1 Term. The term of this Agreement shall commence with the Effective Date and, unless sooner terminated hereunder, remain in force for a period of 2 years from the date Content is first distributed to Licensee. Thereafter, the Agreement shall be automatically renew for additional one year periods upon like terms and conditions unless a party elects not to renew the same by giving written notice thereof no less than 60 days prior to the expiration of the then current term.

                  5.2 Material Breach. Either party may terminate this Agreement in the event of a material breach by the other upon written notice stating i) the breach upon which the notice is based and ii) that unless cured within 30 days of receipt of the notice the Agreement will terminate.

                  5.3. Other Termination. This Agreement may be terminated by either party immediately upon the occurrence of any of the following:

                           5.3.1  If  the  other  ceases  to  do  business,   or
                  otherwise terminates its business operations;

                           5.3.2 If the other shall fail to  promptly  secure or
                  renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days;


                                      - 2 -
License Agreement
Vertica Software, Inc. / Stockpoint Inc.

                           5.3.3 If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within 90 days).

                  5.4 Pro ration of fees upon termination. Should this Agreement be terminated for any reason other than at the end of any term, the fees due shall be pro rated to the date Services cease to be provided under this Agreement. Any fees paid in excess of those due shall be refunded to Licensee.


         6.0  Attribution, Marketing.

                  6.1 Attribution. Licensee shall display and link the Stockpoint registered servicemark, logo and/or textual attribution, and that of its third party providers when required, on all pages displaying Stockpoint Information Content.

                  6.2 Confidentiality, Promotion. Each party shall treat this Agreement as confidential and shall not disclose to any third parties any of its specific terms nor any other confidential or proprietary information related to the technology or business of the other. This prohibition shall not apply to information (i) rightfully known to or independently acquired by the receiving party, without access to or use of the other party's confidential information, (ii) disclosed in published materials, (iii) generally known to the public, (iv) lawfully obtained from any third party, or (v) required to be disclosed by law.


         7.0  Limited Warranties; Disclaimers.

                  7.1. Infringement. Stockpoint represents and warrants that it is the owner of or has the right to license the Content to be provided under this Agreement, and that to the best of its knowledge, this Agreement does not infringe upon the copyrights, intellectual or other proprietary rights of any third party.

                  7.2 Accuracy. Stockpoint represents that it makes every reasonable commercial effort to provide prompt service and accurate Content. Upon notification by Licensee of any inaccuracy in the Content, Stockpoint shall promptly make corrections to the Content over which it has editorial control.

                  7.3 Year 2000 Compliance. Stockpoint represents and warrants that the Content over which it has control and those services it provides under this Agreement are Year 2000 Compliant. For the purposes of this Agreement, the term "Year 2000 Compliant" shall mean i) that the data which uses, references or relies upon any date, or any reference to a time period, which occurs or extends before, during or after the calendar years of 1900-1999 shall be correctly processed in any use of the Content or any other data contained therein and ii) that the Content and any services provided will perform properly without interruption, delay or human intervention prior to, during and after the year 2000 without error relating to the use, reference or reliance upon any date.


                                      - 3 -
License Agreement
Vertica Software, Inc. / Stockpoint Inc.

                  7.4. Exclusion From Warranties. STOCKPOINT MAKES NO WARRANTY, EXPRESS OR IMPLIED, (i) AS TO THE TIMELINESS, ACCURACY AND/OR THE COMPLETENESS OF THE CONTENT OR ANY OTHER DATA CONTAINED THEREIN, (ii) AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF THE CONTENT OR ANY OTHER DATA CONTAINED THEREIN (iii) AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OF THE CONTENT OR ANY OTHER DATA THEREIN INCLUDED.

                  7.5 Limitation of Liability, Remedies. STOCKPOINT SHALL NOT BE LIABLE TO LICENSEE, ITS USERS OR ANY OTHER PERSON REGARDLESS OF THE CAUSE OR DURATION ( UNLESS FROM THE GROSS NEGLIGENCE OR WILFULL MISCONDUCT OF STOCKPOINT) FOR THE RESULTS OF ANY USE OF THE CONTENT OR ANY OTHER DATA CONTAINED THEREIN, FOR ANY USER'S INABILITY OR FAILURE TO CONDUCT THEIR BUSINESS, LOST PROFITS, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES. LICENSEE SPECIFICALLY AGREES THAT IN NO EVENT WILL THE TOTAL LIABILITY OF STOCKPOINT FOR ANY CLAIMS, LOSSES, OR DAMAGES ARISING UNDER THIS AGREEMENT, REGARDLESS OF THE REMEDIES, EXCEED THE TOTAL AMOUNT PAID BY LICENSEE TO STOCKPOINT DURING THE TERM OF THIS AGREEMENT.

                  7.6. Force Majeure. Neither Stockpoint nor Licensee shall have any liability for any losses arising from the delay in or interruption in the performance of their obligations under this Agreement due to any act of God, governmental authority, public enemy or due to war, riot, fire, flood, civil commotion, insurrection, labor difficulty (including, without limitation, any strike or other work stoppage or slowdown) unauthorized third party intervention or intruders, any internet outage or slow downs beyond their control , severe or adverse weather condition or other causes beyond their reasonable control.

                  7.7. Survival. The provisions of this Section 7 shall survive the termination of this Agreement.


         8. Indemnification.

                  8.1 Mutual Indemnification. Excluding the provisions of subsection 8.2 hereof, each party ("Provider") will defend and indemnify and hold harmless the other party ("Recipient") against losses related to, resulting from, or arising out of any claim that any information, design, specification, instruction, software, data, or material furnished by the Provider ("Material") and used by the Recipient infringes any copyright or patent provided that: (i) the Recipient notifies the Provider in writing within thirty (30) days of the claim; (ii) the Provider has sole control of the defense and all related settlement negotiations, except that the Recipient may retain control to the extent necessary to protect itself in any matter involving unindemnified claims; (iii) the Recipient provides the Provider with the assistance, information, and authority reasonably necessary to perform the above; and (iv) the Provider reimburses the Recipient for all reasonable and necessary out-of-pocket expenses Recipient incurs in providing said assistance.


                                      - 4 -
License Agreement
Vertica Software, Inc. / Stockpoint Inc.

                  8.2 Limitations; Exclusions. The Provider shall have no liability for any claim of infringement resulting from: (i) the Recipient's use of a superseded or altered release of some or all of the Material if infringement would have been avoided by the use of a subsequent unaltered release of the Material which is provided to the Recipient; or (ii) any information, design, specification, instruction, software, data, or material originating from a third party.

         9. Miscellaneous.

                  9.1 Relationship. Stockpoint is an independent contractor. Nothing in this Agreement shall be construed to create a partnership, joint venture, agency or other legal relationship between the parties.

                  9.2 Entire Agreement. This Agreement, including exhibits hereto, constitutes the entire Agreement of the parties and supercedes all prior written or oral agreements. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or on part, except by written amendments signed by both parties hereto.

                  9.3 Rules, Regulations, Obligations To Third Party Providers. Licensee acknowledges that agreements of Stockpoint with certain financial exchanges and third party data providers may require, among other obligations (i) that data and information be formatted or presented differently, (ii) that certain agreements and/or disclaimers be in place with end users, and (iii) that they may cancel or withdraw certain information or data in their sole discretion.

                9.4 Financial Exchange Agreements. If applicable, Licensee shall provide Stockpoint with the written acknowledgement of any principal stock exchange whose data is to be included in the Content that Stockpoint has the authority to distribute its data to Licensee.

                9.5 Substitution of Third Party Providers. Stockpoint may, at its sole discretion, substitute any third party data provider for one of comparable quality and content during the Term of this Agreement.

                9.6 Assignment. Stockpoint may assign or otherwise transfer its rights under this Agreement, without the prior written consent of Client.

                9.7 Notices. Notices permitted or required to be given under the terms of this Agreement shall be deemed given when delivered by (a) registered or certified mail, postage prepaid, return receipt requested or (b) private courier service, addressed to the respective parties at the addresses shown below, or such other addresses as they may from time to time designate. Notices shall be effective upon receipt by the party to which notice is given:

            To Stockpoint:                       To Licensee:
            Tim Yamauchi                         TBD
            Stockpoint, Inc.                     Vertica Software, Inc.
            2600 Crosspark Road Suite 200        5801 Christie Avenue, Suite 390
            Coralville, Iowa 52241               Emeryville, California 94608


                                      - 5 -
License Agreement
Vertica Software, Inc. / Stockpoint Inc.

                9.8 Arbitration. Any claim, dispute, controversy or other matter in question with regard to this Agreement shall exclusively be subject to final binding arbitration in accordance with the commercial arbitration rules and regulations of the American Arbitration Association (AAA).

                9.9 Attorney's Fees. The unsuccessful party in any action or proceeding shall pay for all costs, expenses and reasonable attorneys' fees ("Legal Fees") incurred by the prevailing party or its agents or both in enforcing the terms and conditions of the Agreement. The term "prevailing party" as used herein shall include without limitation (i) a party who utilizes legal counsel and brings an action against the other party by reason of the other party's breach or default and obtains substantially the relief sought by judgment from AAA arbitrator(s) or a relevant court having jurisdiction over the action or proceeding in question, and (ii) a party against whom an action is brought by the other arty when such other party does not obtain substantially the relief sought by judgment from the AAA arbitrator(s) or a relevant court having jurisdiction over the action or proceeding in question.

                9.10 Severability. If one or more provisions of this Agreement are found invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect unless the business purpose of this Agreement is substantially frustrated thereby.

                9.11 Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original thereof.

                9.12  Waiver.  The failure of either party to take any action or assert any right hereunder shall not be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such rights.

                  9.13 Governing Law. This Agreement shall be governed by the laws of the State of California.


AGREED AND ACCEPTED:                        AGREED AND ACCEPTED:

STOCKPOINT, INC.                            Licensee



Signature: ________________________        Signature: __________________________

Name:______________________________         Name:_______________________________

Title:__________________________            Title:___________________________

Date:__________________________             Date:___________________________


                                      - 6 -
License Agreement
Vertica Software, Inc. / Stockpoint Inc.

                                    EXHIBIT A

                             "Content and Delivery"


1. Stockpoint Content & Deliverables

Stock Quotes  - North America (Delayed)

This custom-tailored Stock Quote service displays delayed stock quote information. The detailed information includes 20 minute delayed price quote information including, open, change, high, low, earnings per share, volume, shares outstanding, market capitalization, P/E ratio, and industry sector. A ticker look-up feature is also included. North American quote information is available for companies listed on the NYSE, NASDAQ-Amex and Canadian exchanges.

Major U.S. Market Indices

The Major Market Indices component displays a monitor of the major U.S. indices, including Dow Jones, NASDAQ-Amex, S&P 500, and the Russell 2000. Additional U.S. market indices may also be included as part of the market update.

Most Active Stocks

Top 10 most active US stocks from each exchange, including NYSE, NASDAQ-Amex, and OTCBB. Most active stocks are displayed in five categories including: Most Actives, Biggest Gainers, Biggest Losers, Percent Gainers and Percent Losers. The stocks are updated intra-day on a 15 minute delayed basis.

Watch List Generator

The GIF generator is most often used to display dynamic data on a homepage when the homepage is not in a framed or hosted environment, such as hosting a thumbnail GIF chart on a homepage. The GIF Generator can be incorporated into any web page, and this application will generate a GIF image of a watchlist table based on the criteria provided.


                                      - 7 -
License Agreement
Vertica Software, Inc. / Stockpoint Inc.

2.  Hosting Services

o   Stockpoint will host and serve the financial content for Client

o   Stockpoint will provide a 1-800 # for off hours customer support

o Stockpoint will provide 3 points of contacts for during business hours operation

o   Stockpoint   will   provide   all   necessary   hardware,   bandwidth,   and
    infrastructure administration

o Stockpoint will notify Client of planned, off-hours maintenance at least 48 hours in advance


3.       Delivery Schedule

Stockpoint's delivery schedule and production commences upon receipt of the following deliverables:

Signed contract
HTML Layout
Page Design

After receiving the above deliverables, Stockpoint will commence production and provide a detailed delivery schedule.

Any major changes to the scope of work after beta review may affect budgets, timelines and delivery dates.


                                      - 8 -
License Agreement
Vertica Software, Inc. / Stockpoint Inc.

                                    EXHIBIT B

                                     "Fees"


1.       Fees

All Content is provided on an annual licensing fee. The fees below include the complete customization, integration, hosting and maintenance of the Content pages.

A.       Set-up Fee

One Time Customization Fee:                         $  3,500

B.  Content and Annual Fees

Content
Stock Quotes - N. America (Delayed)
Major U.S. Market Indices
Most Active Stocks
Competitive Tracker

Annual License Fee:                                 $36,125

C.       Maintenance Fees

The Annual License fee includes up to 150,000 page views per month of Stockpoint hosted pages. Each page view over that amount per month will be charged 1/2 penny ($.005) per page.


2.       Payment Schedule

Payments are due as follows: $3010.42 plus the set-up fee ($3,500) is due upon contract execution. The remaining portion of the contract amount will be due in monthly payments as follows:

Payment Amount        Due Date         Payment Amount       Due Date
--------------       --------          --------------       --------
$6,510.42            02/01/00          $3,010.42            02/01/01
$3,010.42            03/01/00          $3,010.42            03/01/01
$3,010.42            04/01/00          $3,010.42            04/01/01
$3,010.42            05/01/00          $3,010.42            05/01/01
$3,010.42            06/01/00          $3,010.42            06/01/01
$3,010.42            07/01/00          $3,010.42            07/01/01
$3,010.42            08/01/00          $3,010.42            08/01/01
$3,010.42            09/01/00          $3,010.42            09/01/01
$3,010.42            10/01/00          $3,010.42            10/01/01
$3,010.42            11/01/00          $3,010.42            11/01/01
$3,010.42            12/01/00          $3,010.42            12/01/01
$3,010.42            01/01/01          $3,010.42            01/01/02


                                      - 9-
License Agreement
Vertica Software, Inc. / Stockpoint Inc.